BUSINESS PURCHASE AGREEMENT         EX-10.30


     This BUSINESS PURCHASE AGREEMENT ("Agreement") is made and entered into as of September 9, 1996 (the Effective Date ) by and between WORK RECOVERY, INC., a Colorado corporation ("WRI" or Seller ) and R.J. ENTERPRISES, an Arizona Company whose sole shareholder (owner) is Ray Jennings (the Purchaser ).

                                 RECITALS

     A.   WRI presently owns One Hundred Percent (100%) of the stock (the
Stock ) of New Concepts Corporation, an Illinois Corporation (the "Corporation"), and the Corporation operates a business located at 2301 South Friebus, Tucson, Arizona (the "Premises ), at which it manufactures vocational aptitude assessment and vocational training equipment and associated software.
     B. WRI desires to sell to the Purchaser, and Purchaser desires to purchase from WRI, all assets and liabilities of the Corporation, both known and unknown and expressly including trade payables and commissions payables, as of the Effective Date, including the following: physical inventory including parts, supplies, completed units and partially completed units; manufacturing materials and supplies; manufacturing/assembly tools and equipment; research and development materials including partially completed projects/products; marketing materials and supplies including one commercial table top display unit; office furniture, equipment and supplies; current accounts payable liability; current accounts receivable; the goodwill associated with the Business (including such items as existing advertisements,telephone numbers, customer lists, trade secrets, and, if applicable, any trademarks and copyrightsassociated with the product); any existing contract rights; and the name New Concepts Corporation (all items set forth in this Recital being collectively referred to as the "Business"). Purchaser acknowledgesthat Seller has attempted to locate the Corporation s corporate documents, but has been unable to do so. The Business expressly excludes video tape duplicating equipment. In the event Purchaser desires to purchase such video tape duplicating equipment, the price and payment for same shall be described in a separate letter agreement to be negotiated and, if terms agreed to, formally documented subsequent to the Effective Date.

     C. As of the Effective Date, Purchaser will expressly assume all assets and liabilities of the Corporation and the Business, including, but not limited to, complete responsibility for any and all obligations of every nature and kind in connection with future employees (as there are no current employees of the Corporation), such as payroll, payroll deductions, accrued vacation and sick leave, and the like. Notwithstanding the foregoing, Purchaser agrees that it will pay to Seller, on a monthly basis for a six month period commencing upon the Closing Date (as hereinafter defined), an amount equal to one-half (1/2) of the gross monthly salary and benefits currently payable to Ms. Sandy Mackenroth, whom Seller agrees to permit to continue to perform those functions she is currently performing on behalf of the Corporation for this six-month period; and
     D. The Purchaser has personally managed and operated the Business, and has personally performed such due diligence with respect to the purchase of the Business, is familiar with the assets, liabilities and the specialized nature of the Business and has been represented by counsel in connection herewith or has consciously elected not to seek such counsel.

                                 AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Recitals
          The foregoing recitals are hereby incorporated herein by this reference and made a part hereof as though set forth in full at this point.

     2.   Bankruptcy Court Approval
          THE PARTIES HERETO EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE
FINAL CONSUMMATION OF THE TRANSACTION CONTEMPLATED HEREBY IS SUBJECT TO
THE APPROVAL OF THE BANKRUPTCY COURT IN CASE NO. B-96-01640 TUC-JMM IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF ARIZONA. THIS AGREE-MENT SHALL BE OF NO FORCE OR EFFECT UNLESS AND UNTIL SUCH APPROVAL IS GRANTED BY ORDER OF SAID COURT. The parties hereto agree to execute this Agreement, and Purchaser will pay the Purchase Price to WRI on or before the Closing Date, subject only to the Court s approval hereof.

     3.   Purchase and Sale of Business; Surrender of Seller s Stock

          3.1 Purchase and Sale; Payment. Subject to the terms, conditions and covenants set forth herein, within five (5) business days of the Closing (as defined below) WRI shall sell, assign, transfer and convey to Purchaser and Purchaser shall purchase and accept from WRI all of WRI's right, title and interest to the Business for a price of Fifty Thousand Dollars ($50,000) (the "Purchase Price"). The Purchase Price shall be paid to WRI in full, in cash, at Closing, by wire transfer, into WRI s bankruptcy counsel s trust account, to be held therein pending approval of the Bankruptcy Court, directed as follows:

                 -Norwest Bank Minnesota, N.A., ABA# 091000019
                 -For credit to Beneficial Bank: Norwest Bank Phoenix, Arizona -Further credit to FBO Work Recovery, Inc., Osborn Maledon PA
                  #XXXXXXXXXX
                 -Please note on wiring instructions:  Upon receipt notify Jack
                  Jensen at 602-248-1235

The Parties acknowledge and agree that, unless otherwise stated herein, the Business, and every item of the Business, is sold AS IS, WHERE IS. Notwithstanding that the parties hereto acknowledge and agree that the sale contemplated hereby is a sale of assets, at Closing, as defined at Section 3.5 hereinbelow, Seller shall transfer, surrender and deliver either (i) its stock certificate(s) evidencing its 100% ownership of the Corporation to Purchaser. (The Seller has been able to confirm the Illinois identification numberfor the corporation (D53978196), that it was incorporated on September 17, 1985, and that the corporation was involuntarily dissolved on February 1, 1994.); or, alternatively, (ii) in lieu of (i), a certificate signed by the Acting President of Seller, confirming that the corporate records for the Corporation have not been located, but that the Seller certifies that it has conducted such search, has been unable to locate such documents, but is nevertheless transferring all of its right, title and interest in and to the Corporation s stock in accordance with the terms of this Agreement. One of the above-referenced documents will be delivered via overnight courier to C. Taylor Ashworth, Esq., Osborn Maledon PA, The Phoenix Plaza, 2929 North Central Avenue, Phoenix, Arizona 85012-2794, with directions to hold it pending (i) the receipt of the Purchase Price; and (ii) the approval of the Bankruptcy Court, whereupon it shall be delivered to Seller.

          3.2 Taxes. The Purchaser agrees to pay any Federal, state or local sale or transfer taxes, or the like, arising from the sale of the Business to the Purchaser.

          3.3 Bulk Sale Compliance. If applicable, the Purchaser agrees to be responsible and liable for compliance with any applicable bulk sales requirements in connection with the purchase of the Business.

          3.4 Office Space for the Business. The Corporation currently rents space from the Seller and operates the Business at the Premises. Upon the Closing (as defined in section 3.5 hereinbelow), Seller agrees to rent to Purchaser the office space at 2341 South Friebus, Suites 18 and 19, in accordance with the following schedule, for a term of six (6) months (the
Term ): for the first three (3) months of the Term, Purchaser, as tenant, shall pay the amount of One Hundred Dollars ($100.00) per month, payable $50.00 on the 1st and 15th of each month to Seller, as Landlord; for the second three
(3) months of the Term, Purchaser shall pay to Seller the amount of $450.00 per month, payable in full onthe 1st of each month. Any extension of the Term must be agreed to in writing and signed by the Seller (as Landlord) and the Purchaser (as Tenant).

          3.5 Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall be held at 2341 South Friebus, Suite 14, Tucson, Arizona at 10:00 a.m. on September _____, 1996, or at such other time and place as Seller and Purchaser may agree in writing (the "Closing or the Closing Date").

     4.   Disclaimer.
     SELLER IS SELLING THE BUSINESS, AND EACH AND EVERY COMPONENT THEREOF, AS IS AND WHERE IS, AND MAKES NO WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SELLER BE LIABLE FOR LOSS OF PROFITS, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE BREACH OR ALLEGED BREACH OF ANY PROVISION OF THIS AGREEMENT.

     5.   Transfer and Assumption at Closing
     The Purchaser shall assume responsibility and liability for, among other things, all trade payables, lease payments and all other liabilities and obligations of the business, whether arising before or after the Effective Date and shall be entitled to all trade receivables arising from Purchaser's operation of the Business, whether arising before or after the Effective Date. Except as provided in Recital C hereinabove with respect to Sandy Mackenroth (which obligation of Seller shall automatically cease and terminate following Seller's final (6th) payment as described therein), Purchaser s assumptions described herein expressly include any and all of the Business's employee payroll costs and expenses and overhead associated therewith. Notwithstanding the foregoing, in the event that the Bankruptcy Court declines to approve the transaction contemplated hereby, the parties agree to do an accounting of the Business s operations fromthe Effective Date to the date that the parties receive notice that the Court has declined to approve this transaction, and payables and receivables will be apportioned, and the parties will reconcile, accordingly.

     6.   Payments to Seller in Addition to Purchase Price
     In addition to the Purchase Price, and as further consideration to Seller for the sale of the Business as described in this Agreement, Purchaser will pay to Seller the following:

          6.1 an amount equal to ten percent (10%) of the gross sales amount generated from the following three (3) current sales projects to the extent that any or all of them are actually received, or should actually be received, within eighteen (18) months following the Closing Date: (i) the sale of software, equipment and materials to the Chicago, Illinois Career One Stop directors for use in middle schools and high schools in the metropolitan Chicago area; (ii) the sale of software, equipment and materials for a pilot program sponsored by the San Diego Job Corp.; and (iii) the sale of software, equipment and materials for a Career One Stop program in West Virginia. Payments due to Seller pursuant to this Section 6.1 shall be due and payable to Seller no later than ten (10) days following receiptof any proceeds described in this Section 6.2, whether received in one lump sum or in payments over time.

          6.2 an amount equal to fifty percent (50%) of the gross amount of collections on trade receivables which exceeds the total amount of trade payables and commissions payables at the Effective Date of this Agreement. When collections have exceeded this amount, these payments will be due and payable to Seller no later than ten (10) days following receipt of and proceeds described in this Section 6.2, whether received in one lump sum or in payments over time.

     7.   Purchaser s Indemnification
          The Purchaser unconditionally agrees to indemnify, defend and hold harmless Seller and Seller s officers, directors, employees, agents, successors and assigns from and against any and all losses, liabilities, damages and claims, and all related costs and expenses including reasonable attorneys' fees and any and all costs of investigation, litigation, settlement, judgment, appeal, interest and penalties (collectively, "Losses") arising from or in connection with: (i) the death or bodily injury of any agent, employee, customer, business invitee or business visitor of the Purchaser, (ii) the Purchaser s operation of the Corporation, or (iii) the breach by the Purchaser of any of its obligations arising hereunder. The employees or agents and representatives of Seller shall, when at the Corporation, be deemed the Purchaser s business invitee or business visitor.

     8.   Release by Purchaser
          Purchaser and its sole owner, Ray Jennings, hereby agree to unconditionally waive, release and forever discharge Seller and Seller s officers, directors, shareholders, affiliates, subsidiaries, representatives, agents and attorneys, and each of their respective heirs, successors and assigns (the Released Parties ) from and against any and all claims, disputes, demands, liabilities, controversies, actions, obligations, debts, losses, rights, promises, liens, causes of action, damages, costs, expenses and attorneys fees of any kind or nature, whether legal or equitable, in tort or in contract, actual or contingent, latent or patent, known or unknown, that Purchaser and Ray Jennings, or either of them, ever had, now have or may have in the future (collectively, the Claims ) which, in any way, arise out of or relate, directly or indirectly, in any manner, to any of the Released Parties and Purchaser or Mr. Ray Jennings,or either of their, past, present or future relationships with any of the Released Parties. Purchaser and Ray Jennings expressly agree that the Release provisions set forth in this Section 8 are intended to, andwill, fully, finally and forever discharge all Claims, whether now asserted or unasserted, known or unknown, and shall remain in effect as a full and complete release, notwithstanding the discovery or existence of additional claims or facts related thereto which may not be known as of the Effective Date of this Agreement.

     9.   Miscellaneous Provisions

          9.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona as applicable to contracts executed and performed entirely within and by residents of such state. Each party hereto hereby submits to the exclusive jurisdiction and venue of the Superior court of the State of Arizona for the County of Pima or the Federal District Court for the District of Arizona for purposes of any legal or equitable action or proceeding arising out of this Agreement. Each party agrees that service upon such party in any such action or proceeding may be made by first class mail, certified or registered, return receipt requested, as provided by the giving of notices in Section 9.4 below.

          9.2 No Other Agreements. This Agreement embodies all agreements between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or representations of any kind, written or oral, between the parties.

          9.3 Disputes and Attorneys' Fees. In the event any action or proceeding is filed to enforce or interpret this Agreement, the prevailing party in such action or proceeding will be entitled to recover its reasonable attorneys' fees in addition to any other award of the court or tribunal, as the case may be.

          9.4 Notice. Any communication among the parties hereto, and any notices or communications herein provided to be made, shall be given or made by personal delivery, telecopy, facsimile or overnight courier, or by mailing the same by first class mail, postage prepaid, to the parties at the address indicated below, or to such other address(es) as either party may in writing hereafter provide in accordance with this section 9.4. Notices will be deemed to be received when personally delivered or transmitted by telecopy or facsimile, one (1) day after the date of forwarding by overnight courier, or three (3) business days after posting in the U.S. Mails, as the case may be.

          9.5 Savings Clause. In the event that any provision, or provisions, of this Agreement should be declared invalid or unenforceable by any court of law, the remaining terms and conditions set forth herein shall remain in full force and effect.


                        (INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


     SELLER:                       PURCHASER:

     WORK RECOVERY, INC            RJ ENTERPRISES




     By____________________________          By ____________________________
          Robert D. Judson                        Ray Jennings, sole owner
          Its Acting Chief Financial Officer

     Address:                                Address:
     2341 South Friebus, Suite 14
     Tucson, Arizona  85713




October 9, 1996